EXHIBIT 10.8

(Including amendments

through February 2, 2016)

3M 2005 MANAGEMENT STOCK OWNERSHIP PROGRAM

SECTION 1  PURPOSE

The purpose of this plan is to help the Company attract and retain outstanding employees, and to promote the growth and success of the Company’s business by aligning the financial interests of these employees with the other stockholders of the Company.  It has been the policy of the Company to encourage employee participation as stockholders and the Company believes that employee stock ownership has been an important factor contributing to the Company's growth and progress.

SECTION 2  DEFINITIONS

(a)“Award” shall mean an Incentive Stock Option, Nonqualified Stock Option, Progressive Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or other Stock Award granted to a Participant pursuant to this 2005 Program, subject to the terms, conditions and restrictions of this 2005 Program and to such other terms, conditions and restrictions as may be established by the Committee.

(b)"Board of Directors" shall mean the Board of Directors of 3M Company.

(c)“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.  For purposes of this 2005 Program, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provisions.

(d)"Committee" shall mean the Compensation Committee established by the Board of Directors acting without the participation of any member who may have received a grant or award under the 2005 Program or any other similar plan or program of the Company (except those limited to participation by directors) during the previous one year period, or such other committee of disinterested administrators established by the Board of Directors to comply with Rule 16b-3 promulgated by the Securities and Exchange Commission, as amended from time to time.

(e)"Common Stock" shall mean the common stock, with a par value of $0.01 per share, of 3M Company.

(f)"Company" shall mean 3M Company and such subsidiaries or affiliates as may be designated by the Board of Directors from time to time.

(g)"Conditions" shall mean the condition that the Restricted Period stipulated by the Committee at the time of grants of Restricted Stock or Restricted Stock Units shall have expired or terminated and that any other conditions prescribed by the Committee regarding a Participant's continued employment by the Company or the Company's performance during the Restricted Period shall have been satisfied, or any other conditions stipulated by the Committee with respect to Stock Awards.

(h)“Disqualifying Termination” shall mean a termination of a Participant’s employment with the Company (i) due to a material violation of any Company policy, including, without limitation, any policy contained in the Company’s Business Conduct Manual, or (ii) due to embezzlement from or theft of property belonging to the Company.

(i)"Dividend Equivalents" shall mean that sum of cash or Common Stock of equivalent value equal to the amount of cash or stock dividends paid upon Common Stock subject to any Awards under the 2005 Program, prior to such time as the Participant otherwise becomes entitled thereto as a holder of record.

(j)"Fair Market Value" shall mean the closing price for a share of Common Stock as reported on the New York Stock Exchange Composite Transactions.

(k)“Grant Date” shall mean the effective date of an Award granted to a Participant under the 2005 Program.

(l)'Incentive Stock Option" shall mean an Option granted to a Participant under the 2005 Program which satisfies the requirements of section 422 of the Code and is so designated in the written or electronic documents evidencing such Option.

(m)“MSOP Administrator” shall mean the entity retained by the Company to administer the 2005 Program.

(n)"Nonqualified Stock Option" shall mean an Option granted to a Participant under the 2005 Program which is not an Incentive Stock Option.

(o)"Option" shall mean a Participant's right to purchase the number of shares of Common Stock approved by the Company, subject to the terms and conditions of the 2005 Program, and the term shall include both Incentive Stock Options and Nonqualified Options.

(p)"Participant" shall mean any employee of the Company who is designated as a Participant by the Committee.

(q)"2002 Program" shall mean the Company's 2002 Management Stock Ownership Program.

(r)“2005 Program” shall mean the Company’s 2005 Management Stock Ownership Program.

(s)“Progressive Stock Option” shall mean an Option granted to a Participant under the 2005 Program upon the exercise of a Nonqualified Stock Option granted under the 2002 Program or its predecessors where such Participant makes payment for all or part of the purchase price and withholding taxes in shares of Common Stock.

(t)"Restricted Period" shall mean that period of time determined by the Committee during which a Participant shall not be permitted to sell or transfer shares of Restricted Stock granted under the 2005 Program, or prior to the time when a Participant’s interest in Restricted Stock Units granted under this 2005 Program shall have vested.

(u)"Restricted Stock" shall mean that Common Stock granted to a Participant subject to the Conditions established by the Committee.

(v)“Restricted Stock Unit” shall mean a stock unit granted to a Participant with a value equal to the value of a share of Common Stock, subject to the Conditions established by the Committee.

(w)“Retires” or "Retirement" shall mean the termination of a Participant’s employment with the Company (i) after attaining age 55 with at least five years of employment service or after attaining age 65, or (ii) if the Participant is covered by a retirement plan of the Company which enables such Participant to retire before attaining age 55 with at least five years of employment service or age 65, after meeting the requirements for retirement under a retirement plan of the Company.

(x)"Stock Appreciation Right" shall mean a Participant's right to receive an amount of cash or shares of Common Stock equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over the Fair Market Value of such number of shares of Common Stock on the Grant Date.

(y)"Stock Award" shall mean any award of Common Stock under the Program and may include Restricted Stock awards or other awards of Common Stock as determined appropriate by the Committee.

SECTION 3 SHARES AVAILABLE FOR AWARDS

The number of shares of Common Stock that may be issued or delivered as a result of Options, Restricted Stock, Restricted Stock Units or other Stock Awards granted during the term of the 2005 Program, or made subject to Stock Appreciation Rights granted during the term of the 2005 Program, is 36,750,000.  Of this total, no more than 36,750,000 shares may be granted as Incentive Stock Options.  Any shares issued or delivered as a result of Awards granted during the term of this 2005 Program other than Options or Stock Appreciation Rights settled exclusively in Common Stock shall be counted against the 36,750,000 share limit described above as 2.45 shares for every one share issued in connection with such Award or by which the Award is valued by reference.  Any shares of Common Stock made subject to Stock Appreciation Rights granted during the term of this 2005 Program and settled exclusively in Common Stock shall be counted in full against the 36,750,000 share limit regardless of the number of shares of Common Stock actually issued upon the exercise of such Stock Appreciation Rights.  The necessary shares shall be made available at the discretion of the Board of Directors from authorized but unissued shares, treasury shares, or shares reacquired by the Company under corporate repurchase programs.  The payment of stock dividends and dividend equivalents settled in Common Stock in conjunction with outstanding Awards shall not be counted against the shares available for issuance.

SECTION 4  ADMINISTRATION

The 2005 Program shall be administered by the Committee, which shall have full power and authority to select the Participants, interpret the Program, continue, accelerate or suspend the exercisability or vesting of an Award, and adopt such rules and procedures for operating the Program as it may deem necessary or appropriate.  Its power and authority shall include, but not be limited to, making any amendments to or modifications of the 2005 Program which may be required or necessary to make such Program comply with the provisions of any laws or regulations of any country or unit thereof in which the Company operates.  To do so, the Committee may establish different terms and conditions for Awards made to Participants who live in or are subject to taxation in one or more countries other than the United States in order to accommodate the tax or other relevant laws of such countries.  The Committee may adopt one or more supplements or sub-plans under the Program to implement these different terms and conditions.

SECTION 5  DELEGATION OF AUTHORITY

To the extent permitted by Delaware law, the Committee may delegate to officers of the Company any or all of its duties, power and authority under the 2005 Program subject to such conditions or limitations as the Committee may establish; provided, however, that no officer shall have or obtain the authority to grant Awards to (i) himself or herself, or (ii) any person subject to section 16 of the Securities Exchange Act of 1934.

SECTION 6  TERMS OF AWARDS

The Committee shall determine the type or types of Awards to be granted to each Participant, which shall be evidenced by such written or electronic documents as the Committee shall authorize.  No Participant shall be granted Awards under the 2005 Program with respect to more than 3,000,000 shares of Common Stock.  The following types of Awards may be granted under this 2005 Program:

(a)Incentive Stock Options – Incentive Stock Options granted hereunder shall have a purchase price equal to one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date.  Incentive Stock Options granted hereunder shall become exercisable at such time as shall be established by the Committee and reflected in the documents evidencing such Options, and unless sooner terminated shall expire on the tenth anniversary of the Grant Date.

(b)Nonqualified Stock Options – Nonqualified Stock Options granted hereunder shall have a purchase price equal to no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date.  Nonqualified Stock Options granted hereunder shall become exercisable and shall expire at such time or times as shall be established by the Committee and reflected in the documents evidencing such Options; provided, however, that no Nonqualified Stock Option shall expire later than ten years after the Grant Date (except that the Committee may extend the exercise period for Nonqualified Stock Options granted to Participants in any country or countries for an additional period of up to one year if and to the extent necessary to prevent adverse tax consequences to such Participants under the laws of such country).

Notwithstanding anything to the contrary in this Section, the vested and exercisable portion of an Option or Stock Appreciation Right that remains outstanding immediately prior to the expiration of its full term on or after April 1, 2016 (or, if applicable, the expiration of the limited post-termination exercise window occurring on or after April 1, 2016) shall be deemed to have been exercised by the Participant at such time if (i) the Participant has accepted the Option or Stock

Appreciation Right, (ii) the Fair Market Value of one share of Common Stock exceeds the applicable exercise price per share, and (iii) either (A) such Option or Stock Appreciation Right remains outstanding on the last day of its full term or (B) the Participant’s Option or Stock Appreciation Right otherwise would terminate prior to the last day of its full term as a result of the Participant’s death.  For the avoidance of doubt, an Option or Stock Appreciation Right that terminates upon the expiration of its limited post-termination exercise window shall not be deemed to have remained outstanding on the last day of its full term for purposes of clause (iii) in the preceding sentence.  In the event an Option or Stock Appreciation Right is exercised pursuant to this Section, the Company shall deliver to the Participant the number of shares of Common Stock for which the Option or Stock Appreciation Right was deemed exercised, less the number of shares of Common Stock withheld for the payment of the total purchase price and withholding taxes.

(c)Progressive Stock Options - Whenever a Participant exercises a Nonqualified Stock Option granted under the 2002 Program or its predecessors and makes payment of all or part of the purchase price and withholding taxes, if any, in Common Stock, the Committee may in its discretion grant such Participant a Progressive Stock Option.  The number of shares subject to such Progressive Stock Option shall be equal to the number of shares of Common Stock utilized by the Participant to effect payment of the purchase price and withholding taxes, if any, for such Nonqualified Stock Option.  Each Progressive Stock Option granted hereunder shall have a purchase price equal to one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of exercise of the Nonqualified Stock Option, which shall be the Grant Date of such Progressive Stock Option.  Each Progressive Stock Option granted hereunder shall be exercisable six months after the Grant Date, and shall expire at the same time the Nonqualified Option exercised by the Participant would have expired.

(d)Stock Appreciation Rights - The term of a Stock Appreciation Right shall be fixed by the Committee and set forth in the documents evidencing such right, but no Stock Appreciation Right shall be exercisable more than ten years after the Grant Date.  Each Stock Appreciation Right shall become exercisable at the time or times determined by the Committee and set forth in the documents evidencing such right.  Each Stock Appreciation Right granted hereunder shall have a grant price equal to one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date.

(e)Restricted Stock - At the time a grant of Restricted Stock is made, the Committee, in its sole discretion, shall establish a Restricted Period and such additional Conditions as may be deemed appropriate for the incremental lapse or complete lapse of restrictions with respect to all or any portion of the shares of Common Stock represented by the Restricted Stock.  The Committee may also, in its sole discretion, shorten or terminate the Restricted Period or waive any Conditions with respect to all or any portion of the shares of Common Stock represented by the Restricted Stock.  The Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock, except that the following restrictions shall apply: (i) the Participant shall not be entitled to delivery of the shares of such Restricted Stock until the expiration or termination of the Restricted Period and the satisfaction of any other Conditions prescribed by the Committee, if any; (ii) none of the Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of other Conditions prescribed by the Committee, if any; and (iii) all of the Restricted Stock shall be forfeited and all rights of the Participant shall terminate without further obligation on the part of the Company unless the Participant shall have remained a regular full-time employee of the Company or any of its subsidiaries or affiliates until the expiration or termination of the Restricted Period and the satisfaction of the other Conditions prescribed by the Committee, if any.  During the Restricted Period, at the sole discretion of the Committee, Dividend Equivalents may be either currently paid or withheld by the Company for the Participant's account, and interest may be paid on the amount of cash dividends withheld at a rate and under such terms as determined by the Committee.  Cash or stock dividends so withheld by the Committee shall not be subject to forfeiture.  Upon the forfeiture of any Restricted Stock, such shares of Common Stock represented by the Restricted Stock shall be transferred to the Company without further action by the Participant.

(f)Restricted Stock Units - At the time a grant of Restricted Stock Units is made, the Committee, in its sole discretion, shall establish a Restricted Period and such additional Conditions as may be deemed appropriate for the incremental lapse or complete lapse of restrictions with respect to all or any portion of such Restricted Stock Units.  The Committee may also, in its sole discretion, shorten or terminate the Restricted Period or waive any Conditions with respect to all or any portion of the Restricted Stock Units.  During the Restricted Period, the Participant will not have the rights and privileges of a stockholder as to such Restricted Stock Units; provided, however, that at the sole discretion of the Committee, Dividend Equivalents may be either currently paid in cash or shares or withheld by the Company for the

Participant’s account and reinvested in additional Restricted Stock Units.  Each grant of Restricted Stock Units shall be subject to the following restrictions: (i) the Participant shall not be entitled to delivery of the shares of Common Stock corresponding to such Restricted Stock Units until the expiration or termination of the Restricted Period and the satisfaction of any other Conditions prescribed by the Committee, if any; (ii) none of the Restricted Stock Units may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of other Conditions prescribed by the Committee, if any; and (iii) all of the Restricted Stock Units shall be forfeited and all rights of the Participant shall terminate without further obligation on the part of the Company unless the Participant shall have remained a regular full-time employee of the Company or any of its subsidiaries or affiliates until the expiration or termination of the Restricted Period and the satisfaction of the other Conditions prescribed by the Committee, if any.

(g)Other Stock Awards - The Committee may, in its sole discretion, grant Stock Awards other than Restricted Stock grants or Restricted Stock Units, and such Stock Awards may be granted singly, in combination or in tandem with, in replacement of, or as alternatives to grants or rights under this Program or any other employee benefit or compensation plan of the Company, including the plan of any acquired entity.  If the Committee shall stipulate Conditions with respect to such Stock Awards, the Conditions will be set forth in documents evidencing the grant.  If Conditions with respect to such Stock Awards shall require the surrender or forfeiture of other grants or rights under this Program or any other employee benefit or compensation plan of the Company, then the Participant shall not have any rights under such Stock Awards until the grants or rights exchanged have been fully and effectively surrendered or forfeited.

SECTION 7  SETTLEMENT OF AWARDS

(a)Payment of Awards may be in the form of cash, Common Stock or combinations thereof as the Committee shall determine, and with such other restrictions as it may impose.  The Committee may also require or permit Participants to elect to defer the issuance of shares or the settlement of Awards in cash under such rules and procedures as it may establish under the 2005 Program.  It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts denominated in cash or the payment or crediting of Dividend Equivalents on deferred settlements denominated in shares.

(b) No shares of Common Stock shall be issued to any Participant upon the exercise of an Option until full payment of the purchase price has been made to the Company and the Participant has remitted to the Company the required federal and state withholding taxes, if any.  A Participant shall obtain no rights as a stockholder until certificates for such stock are issued to the Participant or delivered to the MSOP Administrator for credit to the account of the Participant.  Payment of the purchase price or applicable withholding taxes, if any, may be made in whole, or in part, in shares of Common Stock, pursuant to such terms and conditions as may be established from time to time by the Committee.  If payment is made in shares of Common Stock, such stock shall be valued at one hundred percent (100%) of their Fair Market Value on the day the Participant exercised his or her Option or, as regards a withholding tax, such other date when the tax withholding obligation becomes due.  A Participant need not surrender shares of Common Stock as payment; and the Company may, upon the giving of satisfactory evidence of ownership of said Common Stock by Participant, deliver the appropriate number of additional shares of Common Stock reduced by the number of shares required to pay the purchase price and any applicable withholding taxes.  Such form of evidence shall be determined by the Committee.

SECTION 8  DELIVERY OF STOCK CERTIFICATES

(a)Within sixty (60) days after completion of the exercise of an Option or Stock Appreciation Right, or the complete satisfaction of Conditions applicable to a Stock Award, the Company will have delivered to the Participant or to the MSOP Administrator for credit to the account of the Participant certificates representing all shares of Common Stock purchased or received thereunder.  The Company shall not, however, be required to issue or deliver any certificates for its Common Stock prior to the admission of such stock to listing on any stock exchange on which stock may at that time be listed or required to be listed, or prior to registration under the Securities Act of 1933.  The Participant shall have no interest in Common Stock until certificates for such stock are issued or transferred to the Participant or to the MSOP Administrator for credit to the account of the Participant and the Participant becomes the holder of record.

(b)Upon the expiration or termination of the Restricted Period and the satisfaction of other Conditions prescribed by the Committee, if any, the restrictions applicable to a grant of Restricted Stock or Restricted Stock Units shall lapse and a stock certificate for the number of shares of Common Stock represented by the Restricted Stock or Restricted Stock Units shall be delivered to the Participant or the Participant's beneficiary, representative, or estate, as the case may be, free of all restrictions, except any that may be imposed by law.  Unless otherwise instructed by a Participant by an irrevocable, written instruction received by the Company at least six months prior to the date that applicable restrictions lapse, the Company shall automatically withhold as payment the number of shares of Common Stock, determined by the Fair Market Value at the date of the lapse, required to pay withholding taxes, if any.

(c)In no event will the Company be required to deliver any fractional share of Common Stock in connection with any Award.  In the event that a Participant shall be entitled to receive a fraction of a share of Common Stock in connection with an Award granted under this 2005 Program, the Company shall pay in cash, in lieu thereof, the Fair Market Value of such fractional share.

SECTION 9  TAX WITHHOLDING

Prior to the payment or settlement of any Award, the Participant must pay, or make arrangements satisfactory to the Company for the payment of, any and all tax withholding that in the opinion of the Company is required by law.  The Company shall have the right to deduct applicable taxes from any Award payment, to withhold from the shares of Common Stock being issued or delivered in connection with an Award an appropriate number of shares for the payment of taxes required by law, or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the withholding of such taxes.

SECTION 10  TRANSFERABILITY

Except as permitted in this Section 10, no Award granted under this 2005 Program may be assigned, transferred (other than a transfer by will or the laws of descent and distribution as provided in Section 11), pledged, or hypothecated (whether by operation of law or otherwise).  Awards granted under this 2005 Program shall not be subject to execution, attachment, or similar process.  The Committee may, in its sole discretion, permit individual Participants to transfer the ownership of all or any of their Nonqualified Options granted under this 2005 Program to (i) the spouse, former spouse, children or grandchildren of such Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred Nonqualified Options shall be prohibited except those in accordance with Section 11 (by will or the laws of descent and distribution).  The Committee may, in its sole discretion, create further conditions and requirements for the transfer of Nonqualified Options.  Following transfer, any such Nonqualified Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Sections 7, 8 and 14 hereof the term “Participant” shall be deemed to refer to the transferee.  The events causing termination of Awards in accordance with Section 11 hereof shall continue to be applied with respect to the original Participant, following which the Nonqualified Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 11.

SECTION 11  TERMINATION OF AWARDS

(a)If a Participant’s employment with the Company is terminated for any reason other than (i) a Disqualifying Termination, (ii) Retirement, (iii) a termination in connection with which the Participant executes a written release of employment-related claims in favor of the Company that provides (with the approval of the Company) for the nonforfeiture of Options and Stock Appreciation Rights, (iv) a physical or mental disability as recognized under a benefit plan maintained by the Company, or (v) death, and prior to the date of termination the Participant has not fully exercised an Option or Stock Appreciation Right granted under this 2005 Program, such Participant may exercise the Option or Stock Appreciation Right within ninety (90) days following the date of termination (but not beyond the expiration date of such Option or Right) for the number of shares which the Participant could have purchased or received a payment on the date of termination.  At the conclusion of such ninety-day period (with respect to the Participant’s Options and Stock Appreciation Rights, and at the time of termination with respect to any other Awards), participation hereunder shall cease and all of the Participant’s Awards granted under this 2005 Program shall be automatically forfeited unless the documents evidencing such Options or Stock Appreciation Rights provide otherwise.

(b)If a Participant Retires, terminates employment with the Company and in connection with such termination the Participant executes a written release of employment-related claims in favor of the Company that provides (with the approval of the Company) for the nonforfeiture of Options and Stock Appreciation Rights, or changes employment status as a result of a physical or mental disability as recognized under a benefit plan maintained by the Company, without having fully exercised an Option or Stock Appreciation Right, the Participant shall be entitled, within the remaining term of the Option or Stock Appreciation Right (but not beyond the expiration date of such Option or Right), to exercise such Option or Stock Appreciation Right (provided, however, that in the event of a termination in connection with which the Participant executes a written release of employment-related claims in favor of the Company that provides (with the approval of the Company) for the nonforfeiture of Options and Stock Appreciation Rights, the additional time to exercise Options and Stock Appreciation Rights shall apply only to those Options and Stock Appreciation Rights which have vested prior to the date of termination of employment).  If a Participant who has thus Retired dies, without having fully exercised an Option or Stock Appreciation Right, the Option or Stock Appreciation Right (including any portion thereof not already exercisable at the time of the Participant’s death) may be exercised within two years after the date of his or her death (but not beyond the expiration date of such Option or Right) by the Participant's estate or by a person who acquired the right to exercise such Option or Stock Appreciation Right by bequest or inheritance or by reason of the death of the Participant.

(c)If a Participant, prior to Retirement, dies without having fully exercised an Option or Stock Appreciation Right, the Option or Stock Appreciation Right (including any portion thereof not already exercisable at the time of the Participant’s death) may be exercised within two years following his or her death (but not beyond the expiration date of such Option or Right) by the Participant's estate or by a person who acquired the right to exercise such Option or Stock Appreciation Right by bequest or inheritance or by reason of the death of the Participant.

(d)Notwithstanding paragraph (a) of this section, if a Participant’s employment with the Company is terminated before he or she has fully exercised an Option or Stock Appreciation Right under circumstances which the Committee believes to warrant special consideration and the Committee has determined that the Participant's rights should not be forfeited at the time or times specified in paragraph (a), the Option or Stock Appreciation Right (including any portion thereof not already exercisable at the time of termination) may be exercised within two years following his or her termination of employment (but not beyond the expiration date of such Option or Right).

(e)If a Participant dies, either prior to or following Retirement, or becomes “disabled” within the meaning of section 409A(a)(2)(C) of the Code, and has not yet received the stock certificate for the shares of Common Stock represented by a grant of Restricted Stock, Restricted Stock Units or other Stock Award, then all restrictions imposed during the Restricted Period and any other Conditions prescribed by the Committee, if any, shall automatically lapse and a stock certificate shall be delivered to the Participant or the Participant's beneficiary, representative, or estate, as the case may be upon the Participant’s demonstration to the satisfaction of the Committee that such Participant is considered “disabled” for purposes of section 409A(a)(2)(C) of the Code.

(f)If a Participant’s employment with the Company is terminated due to a Disqualifying Termination, participation hereunder shall cease and all of the Participant’s Awards granted under this 2005 Program shall be automatically forfeited.

(g)If the Committee or the officers to whom it delegates the necessary authority receive or have reason to believe that the Company has received credible evidence that a Participant may have engaged in activity described in the term “Disqualifying Termination” in Section 2(h) of this 2005 Program, the Committee or such officers may suspend the exercise, delivery or settlement of all or any portion of such Participant’s outstanding Awards granted under this 2005 Program pending an investigation of the matter.

SECTION 12  ADJUSTMENTS

In the event of any change in the outstanding Common Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event, the Committee shall adjust proportionately: (a) the number of shares of Common Stock (i) available for issuance or delivery under the 2005 Program in accordance with Section 3, (ii) for which Awards may be granted to a single Participant in accordance with Section 6, and (iii) subject to outstanding Awards granted under the 2005 Program; (b) the purchase prices of outstanding Awards;

and (c) the appropriate Fair Market Value and other price determinations for such Awards.  In the event of any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments in the number or kind of shares and the purchase prices, Fair Market Value and other price determinations of the affected Awards as the Committee shall, in its sole discretion, determine are equitable, shall be made and shall be effective and binding for all purposes of such outstanding Awards.  In the event of a corporate merger, consolidation, acquisition of assets or stock, separation, reorganization or liquidation, the Committee shall be authorized to cause the Company to issue or assume stock options, whether or not in a transaction to which section 424(a) of the Code applies, by means of substitution of new stock options for previously issued stock options or an assumption of previously issued stock options.  In such event, the aggregate number of shares of Common Stock available for issuance or delivery under the 2005 Program in accordance with Section 3 will be increased to reflect such substitution or assumption, and such shares substituted or assumed shall not be counted against the individual Participant maximum set forth in Section 6.

SECTION 13  TERM, AMENDMENT, AND

TERMINATION OF THE 2005 PROGRAM

The 2005 Program shall become effective on the date it is approved by the requisite vote of the stockholders of 3M Company, and shall expire (unless it is terminated before then) on the third anniversary of such effective date.  Such expiration shall not adversely affect Awards granted under the 2005 Program prior to such expiration date.  The Committee may at any time amend or terminate the 2005 Program, except that no amendment or termination shall adversely affect Awards granted under the 2005 Program prior to the effective date of such amendment or termination; provided, however, that no amendment shall be made without the prior approval of the Board of Directors and the holders of a majority of the issued and outstanding shares of Common Stock represented and entitled to vote on such amendment which would (i) increase the aggregate number of shares of Common Stock available for issuance or delivery under the 2005 Program in accordance with Section 3 (except for adjustments made in accordance with Section 12), (ii) permit the granting of Awards with purchase prices lower than those specified in Section 6, or (iii) be a material amendment for which stockholder approval is required by applicable law, regulation or stock exchange rule.

SECTION 14  CHANGE IN CONTROL

(a)For purposes of this Section 14, the following words and phrases shall have the meanings indicated below, unless the context clearly indicates otherwise:

(i)"Person" shall have the meaning associated with that term as it is used in Sections 13(d) and 14(d) of the Act.

(ii)"Affiliates and Associates" shall have the meanings assigned to such terms in Rule 12b-2 promulgated under Section 12 of the Act.

(iii)"Act" means the Securities Exchange Act of 1934.

(iv)"Continuing Directors" shall have the meaning assigned to such term in Article Thirteenth of the Restated Certificate of Incorporation of 3M Company.

(b)Notwithstanding any other provision of this 2005 Program to the contrary. all outstanding Options and Stock Appreciation Rights shall (i) become immediately exercisable in full for the remainder of their respective terms upon the occurrence of a Change in Control of the Company, and (ii) remain exercisable in full for a minimum period of six months following the Change in Control; provided, however, that in no event shall any Option or Stock Appreciation Right be exercisable beyond the original expiration date.

(c)Similarly, all restrictions regarding the Restricted Period or the satisfaction of other Conditions prescribed by the Committee, if any, with respect to grants of Restricted Stock or other Stock Awards, shall automatically lapse, expire, and terminate and the Participant shall be immediately entitled to receive a stock certificate for the number of shares of Common Stock represented by the Restricted Stock or Stock Awards upon the occurrence of a Change in Control.

(d)For purposes of this Section 14, a Change in Control of the Company shall be deemed to have occurred only if a “change in the ownership” or a “change in effective control” and/or a “change in the ownership of a substantial portion of the assets” of the Company has taken place (as those terms are defined in Treasury Regulations §1.409A-3(i)(5) or such other regulation or guidance issued under section 409A of the Code).

(e)In the event that the provisions of this Section 14 result in "payments" that are finally determined to be subject to the excise tax imposed by section 4999 of the Code, the Company shall pay to each Participant an additional amount sufficient to fully satisfy such excise tax and any additional federal, state, and local income taxes payable on the additional amount.  Payment of this additional amount shall be made as soon as administratively feasible, but no later than two and one-half months following the end of the Participant’s taxable year in which the amount of the excise tax payable has been determined.

(f)The Company shall pay to each Participant the amount of all reasonable legal and accounting fees and expenses incurred by such Participant in seeking to obtain or enforce his or her rights under this Section 14, or in connection with any income tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to the payments made pursuant to this Section 14, unless a lawsuit commenced by the Participant for such purposes is dismissed by the court as being frivolous or otherwise improper under applicable court rules.  The Company shall also pay to each Participant the amount of all reasonable tax and financial planning fees and expenses incurred by such Participant in connection with such Participant's receipt of payments pursuant to this Section 14.  Payment of these legal and accounting fees and expenses, as well as these tax and financial planning fees and expenses, shall be made as soon as administratively feasible, but no later than two and one-half months following the end of the Participant’s taxable year in which such fees and expenses have been incurred.

SECTION 15  MISCELLANEOUS

(a)Unless otherwise specifically determined by the Committee, settlements of Awards received by Participants under the 2005 Program shall not be deemed a part of any Participant's compensation for purposes of determining such Participant’s payments or benefits under any Company benefit plan, severance program, or severance pay law of any country.  Nothing in this 2005 Program shall prevent the Company from adopting other or additional compensation programs, plans, or arrangements as it deems appropriate or necessary.

(b)The 2005 Program shall be unfunded.  The Company does not intend to create any trust or separate fund in connection with the 2005 Program.  The Company shall not have any obligation to set aside funds or segregate assets to ensure the payment of any Award.  The 2005 Program shall not establish any fiduciary relationship between the Company and any Participant or other person.  To the extent any person holds any rights by virtue of an Award under the 2005 Program, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

(c)No person shall have any claim or right to be granted an Award under the 2005 Program, and the Participants shall have no rights against the Company except as may otherwise be specifically provided herein.  Nothing in this 2005 Program shall be deemed to give any Participant the right to be retained in the employ of the Company, or to interfere with the right of the Company to discipline or discharge such Participant at any time for any reason whatsoever.

(d)The provisions of this 2005 Program and the documents evidencing Awards granted under this 2005 Program shall be construed and interpreted according to the laws of the State of Minnesota.

(e)In case any provision of this 2005 Program shall be ruled or declared invalid for any reason, said illegality or invalidity shall not affect the remaining provisions, and the remainder of the 2005 Program shall be construed and enforced as if such illegal or invalid provision had never been included herein.